UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)      SEPTEMBER 30, 1998
                                                      ------------------

                            QUAD SYSTEMS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-21504                 23-2180139
          --------                      -------                 ----------
 (State or other jurisdiction         (Commission             (IRS Employer
        of incorporation)             File Number)         Identification No.)


  2405 MARYLAND ROAD, WILLOW GROVE, PENNSYLVANIA                    19090
--------------------------------------------------------------------------------
   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code        (215) 657-6202
                                                          --------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report).

                            QUAD SYSTEMS CORPORATION

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 30, 1998, Quad Systems Corporation (the "Company") sold substantially all of the assets and liabilities of SMTech Limited, to Speedline Technologies, Inc., a subsidiary of Cookson Group PLC, for $14.8 million in cash paid at closing, subject to a holdback of $750,000. In connection with the sale, the Company and Speedline's MPM division have entered into an agreement whereby Speedline/MPM will supply the Company on an OEM basis with the former SMTech stencil printer product line with any and all technological improvements and advancements to be made on the products by Speedline.


ITEM 7. CONSOLIDATED FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(b)  Pro forma consolidated financial information.

     Pro forma Condensed Consolidated Financial Information

     Pro forma Condensed Consolidated Balance Sheet as of September 30, 1998

     Pro forma Condensed Consolidated Statement of Operations for the year ended September 30, 1998

                            QUAD SYSTEMS CORPORATION
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following presents pro forma consolidated financial information of the Company as adjusted to give effect to the sale of substantially all of the assets and liabilities of SMTech Limited as of the beginning of the earliest period presented for statement of operations purposes and as of the end of the period presented for balance sheet purposes. The pro forma condensed consolidated financial information assumes that the Company repaid its outstanding line of credit balance with a portion of the sale proceeds. These pro forma statements may not be indicative of the results that actually would have occurred if the disposition of assets had taken place on the dates indicated or which may be obtained in the future.

     For ease of presentation, the Company has indicated its fiscal year as ending on September 30; whereas, in fact, the Company reports on a 52-53 week fiscal year ending on the last Sunday in September. Fiscal 1998 ended on September 27, 1998.

                            QUAD SYSTEMS CORPORATION
                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
                                SEPTEMBER 30,1998
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                          ASSETS


                                                         QUAD              NET ASSETS (a)         PRO FORMA          PRO FORMA
                                                      HISTORICAL              SOLD               ADJUSTMENTS        CONSOLIDATED
                                                      ----------              ----               -----------        ------------
Current assets:
      Cash and cash equivalents                         $  2,116            $     (2)             $  5,255 (b)       $  7,369
      Accounts receivable, net                            15,003              (1,672)                  714 (b)         14,045
      Inventory                                           20,518              (2,245)                                  18,273
      Deferred income taxes                                3,886                                    (1,102)(c)          2,784
      Other                                                1,255                (145)                                   1,110
      Income taxes receivable                              1,088                                    (1,088)(c)            --
                                                        --------            --------              --------           --------
             Total current assets                         43,866              (4,064)                3,779             43,581

Equipment and leasehold improvements, net                  3,498                (516)                 (171)(d)          2,811
Deferred income taxes                                        653                                                          653
Goodwill, net                                              2,594                                    (2,152)(d)            442
Other assets                                                 365                                                          365
                                                        --------            --------              --------           --------
                                                        $ 50,976            $ (4,580)             $  1,456           $ 47,852
                                                        ========            ========              ========           ========

                                             LIABILITIES AND STOCKHOLDERS'EQUITY

Current liabilities:
      Line of credit                                    $  8,795                                 $  (8,795)(b)       $     --
      Accounts payable                                     4,937              (1,007)                                   3,930
      Accrued expenses                                     6,908                (772)                1,349 (e)          7,485
      Customer deposits                                      509                                                          509
      Current portion of long-term debt                      634                                                          634
      Deferred service revenue                             1,220                                                        1,220
      Income taxes payable                                    --                                     1,042 (c)          1,042
                                                        --------            --------              --------           --------
             Total current liabilities                    23,003              (1,779)               (6,404)            14,820

Long-term debt, less current portion                       1,761                                                        1,761
                                                        --------            --------              --------           --------
             Total liabilities                            24,764              (1,779)               (6,404)            16,581

Stockholders' equity:
      Preferred Stock                                         --                                                          --
      Common Stock                                           132                                                          132
      Additional paid-in-capital                          24,719                                                       24,719
      Retained earnings                                    1,395                                     5,125 (f)          6,520
      Foreign currency translation                           142                 (66)                                      76
      Less treasury stock                                   (176)                                                        (176)
                                                        --------            --------              --------           --------
             Total stockholders' equity                   26,212                 (66)                5,125             31,271
                                                        --------            --------              --------           --------
                                                        $ 50,976            $ (1,845)             $ (1,279)          $ 47,852
                                                        ========            ========              ========           ========

                            QUAD SYSTEMS CORPORATION
            CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                     QUAD            SMTech         PRO FORMA            QUAD
                                                  HISTORICAL       HISTORICAL      ADJUSTMENTS        PRO FORMA
                                                  ----------       ----------      -----------        ---------

Net sales                                          $ 74,859          $ 14,693       $8,073 (g)         $ 68,239
Cost of products sold                                52,128            10,606        8,073 (g)           49,595
                                                   --------          --------       ------             --------
        Gross profit                                 22,731             4,087          --                18,644

Operating expenses:
    Engineering, research and
        development                                   7,515               952                             6,563
    Selling and marketing                            14,542             1,400                            13,142
    Administrative and general                        6,955             2,283                             4,672
                                                   --------          --------       ------             --------
                                                     29,012             4,635          --                24,377
                                                   --------          --------       ------             --------
        Loss from operations                         (6,281)             (548)         --                (5,733)

Interest expense, net                                   684                55         (476)(h)              153
                                                   --------          --------       ------             --------
Loss before income taxes                             (6,965)             (603)         476               (5,886)
Income tax expense (benefit)                         (1,915)              (90)         131 (h)           (1,694)
                                                   --------          --------       ------             --------
Net income (loss)                                  $ (5,050)         $   (513)      $  345             $ (4,192)
                                                   ========          ========       ======             ========
Net loss per share:
    Basic                                          $  (1.16)                                           $  (0.96)
    Diluted                                        $  (1.16)                                           $  (0.96)

Weighted average number of shares outstanding:
    Basic                                         4,359,464                                           4,359,464
    Diluted                                       4,359,464                                           4,359,464


                            QUAD SYSTEMS CORPORATION
                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) Reflects the sale of substantially all of the net assets of SMTech Limited ("SMTech"), a wholly owned subsidiary of the Company. Certain account balances relating to income and other taxes and leasehold improvements were excluded from the sale.

(b) Reflects the receipt of $14,050 in cash, the recording of $714 receivable from Speedline Technologies, Inc. for the remainder of the sale proceeds and the payment of the outstanding line of credit balance of $8,795.

(c) Reflects the reclassification of deferred income taxes and income taxes receivable to income taxes payable. Income taxes payable reflects the taxes due on sale of the net assets of SMTech of approximately $3,232.

(d) Reflects the write off of leasehold improvements associated with the sale of the SMTech screen printer business. Also reflects write off of the goodwill associated with the initial purchase of SMTech in January 1995.

(e) Reflects accrued expenses relating to the costs incurred in connection with the sale of $751 and accrued expenses of $598 for the cost associated with terminating the SMTech lease agreement.

(f)  Reflects the net gain on sale of the net assets of SMTech.

(g) Represents the intercompany sales between SMTech and the Company previously eliminated.

(h) Reflects the adjustment to decrease interest expense for the repayment of the outstanding line of credit balance assumed to be repaid at the beginning of the year and the related tax effect of the reduction in interest expense.


(c)      Exhibits.

         2.1 Agreement relating to the sale and purchase of the business and assets of SMTech Limited, dated September 30, 1998, between the Registrant, SMTech Limited and Speedline Technologies, Inc. - Incorporated by reference to Exhibit 2.1 filed under Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 1998.

         2.2 Agreement relating to the goodwill and intellectual property assignment of SMTech Limited, dated September 30, 1998, between the Registrant, SMTech Limited and Speedline Technologies, Inc. - Incorporated by reference to Exhibit 2.2 filed under Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 1998.

         2.3 Supply agreement dated September 30, 1998 between the Registrant and Speedline Technologies, Inc. for the resale of SMTech stencil printers (portions redacted pursuant to SEC order granting confidential treatment to certain provisions). - Incorporated by reference to Exhibit 2.3 filed under Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 1998.

                            QUAD SYSTEMS CORPORATION

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         QUAD SYSTEMS CORPORATION



Dated: December 10, 1998                By:  /s/ ANTHONY R. DRURY
                                            ---------------------------------
                                              Anthony R. Drury
                                              Senior Vice President, Finance
                                              and Chief Financial Officer
                                              (Principal Accounting Officer
                                              and duly authorized officer)